                             UNITED AUTO GROUP, INC.

                 Incorporated Under the General Corporation Law

                            of the State of Delaware


                                     BYLAWS

                 (Amended and Restated as of [IPO closing date])

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                                    ARTICLE I.

                                     OFFICES

          The registered office of UNITED AUTO GROUP, INC. (the "Corporation") in Delaware shall be at 32 Loockerman Square, Suite L-100 in the City of Dover, County of Kent, in the State of Delaware, and The Prentice Hall Corporation System, Inc. shall be the resident agent of the Corporation in charge thereof. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the board of directors of the Corporation (the "Board of Directors") may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II.


                                  STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date, in such city and state and at such time and place as may be designated by the Board of Directors, which shall be set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute, the Certificate of Incorporation or these Bylaws.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer and shall be called by the Chief Executive Officer at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

     SECTION 3. NOTICE OF MEETINGS. Written notice of the time and place of any stockholders' meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

     SECTION 4. QUORUM. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.

     SECTION 5. ADJOURNMENT OF MEETINGS. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote, without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

     SECTION 6. VOTING LIST. The officer or agent having charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purposes germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for said ten (10) days. The list shall also be produced and kept at the time and place of meeting during the whole time thereof and subject to the inspection of any stockholder who may be present.

     SECTION 7. VOTING. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three
(3) years from its date, unless said proxy provides for a longer period. Each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in his name on the record of stockholders. At all meetings of stockholders all matters, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

     SECTION 8. RECORD DATE OF STOCKHOLDERS. The Board of Directors is authorized to fix in advance a date not more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

     SECTION 9. NO ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at such duly called annual or special meeting.

     SECTION 10. CONDUCT OF MEETINGS. The Chief Executive Officer or any Vice President designated by the Chief Executive Officer, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

                                  ARTICLE III.

                                    DIRECTORS

     SECTION 1. NUMBER AND QUALIFICATIONS. On the effective date of these Bylaws, the Board of Directors shall consist of eight (8) directors and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.

     SECTION 2. ELECTION OF DIRECTORS. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be divided equally so far as possible among the three classes. The Class I, Class II and Class III directors shall be designated and terms of the Board of Directors shall be as follows:

          (i) Class I Directors shall be elected to serve until the 1997 Annual Meeting of Stockholders,

          (ii) Class II Directors shall be elected to serve until the 1998 Annual Meeting of Stockholders, and

          (iii) Class III Directors shall be elected to serve until the 1999 Annual Meeting of Stockholders,

and until their successors shall be duly elected and qualified. At each annual election of directors, beginning with the 1997 annual election, the successors to the directors of each class whose term shall expire at such meeting shall be elected to hold office for a term of three (3) years from the date of their election and until their successors shall be duly elected and qualified. In case of any increase or decrease in the number of directors, the increase or decrease shall be apportioned by the directors among the several classes as nearly equally as possible; PROVIDED, HOWEVER, that any decrease in the number of directors which shall cause a director to be removed prior to the expiration of his term shall be subject to the provisions of the next succeeding paragraph of this Section 2 of Article III.

     Anything herein to the contrary notwithstanding, the provisions of this
Section 2 of Article III shall apply only to directors elected by holders of Voting Common Stock, together with holders of all other classes of the Corporation's capital stock, voting as a single class therewith on the election of directors. If holders of any class of the Corporation's capital stock have the right to elect directors voting as a separate class and such right be then in effect, the maximum number of directors of the Corporation shall be increased by the number of directors which such holders may so elect and upon termination of such right, the limitation shall be reduced to the extent it was previously so increased.

     Notwithstanding any other provisions of these Bylaws or the Certificate of Incorporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Bylaws), the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding shares of capital stock of the Corporation entitled to vote on such amendment, alteration, change or repeal (considered for this purpose as one class) shall be required to amend, alter, change or repeal this Section 2 of Article III.

     SECTION 3. REMOVAL AND RESIGNATION OF DIRECTORS. Any director may be removed from the Board of Directors only for cause by the holders of a majority of the shares of capital stock entitled to vote, at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant.

          Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

     SECTION 4. FILLING OF VACANCIES. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director; PROVIDED, HOWEVER, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal; and PROVIDED, FURTHER, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase.

          Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the stockholders meeting upon which the term of the directors of such director's class expires and until his successor is elected and qualifies.

     SECTION 5. REGULAR MEETINGS. The Board of Directors shall hold an annual meeting for the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

     SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the Chief Executive Officer.

     SECTION 7. NOTICE AND PLACE OF MEETINGS. Meetings of the Board of Directors may be held at the principal office of the

Corporation or at such other place as shall be stated in the notice of such meeting. Notice of any such meeting shall be given in compliance with applicable law. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

     SECTION 8. BUSINESS TRANSACTED AT MEETINGS, ETC. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

     SECTION 9. QUORUM. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these Bylaws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

     SECTION 10. COMPENSATION. The directors shall not receive any salary for their services as directors, but by resolution of the Board of Directors a fee (payable in cash or securities, as determined by the Board of Directors) and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

     SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors (each a "Committee"), may be taken without a meeting if all members of the Board of Directors or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

     SECTION 12. MEETINGS THROUGH USE OF COMMUNICATIONS EQUIPMENT. Members of the Board of Directors, or any Committee, shall, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, may participate in a meeting of the Board of Directors, or any Committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV.

                                   COMMITTEES

     SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by law, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

          Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution passed by a majority of the whole Board of Directors.

     Any person ceasing to be a director shall IPSO FACTO cease to be a member of the Executive Committee.

     Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution passed by a majority of the whole Board of Directors.

     SECTION 2. OTHER COMMITTEES. Other Committees may be appointed by resolution of the whole Board of Directors, which Committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors.

     SECTION 3. RESIGNATION. Any member of a Committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

     SECTION 4. QUORUM. A majority of the members of a Committee shall constitute a quorum. The act of a majority of the members of a Committee present at any meeting at which a quorum is present shall be the act of such Committee. The members of a Committee shall act only as a Committee, and the individual members thereof shall not have any powers as such.

     SECTION 5. RECORD OF PROCEEDINGS, ETC. Each Committee shall keep a record of its proceedings, which record shall be filed with the minutes of the proceedings of the Board of Directors.

     SECTION 6. ORGANIZATION, MEETINGS, NOTICES, ETC. A Committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the Committee may at any time agree upon. Each Committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such Committee may be given by the Secretary of the Corporation or by the chairman of the Committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least five (5) days before the day on which the meeting is to be held, or if sent to him at such place by facsimile, telegraph or cable, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

     SECTION 7. COMPENSATION. The members of any Committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

                                   ARTICLE V.

                                    OFFICERS

     SECTION 1. NUMBER. The officers of the Corporation shall be a Chief Executive Officer, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors and/or a Vice Chairman of the Board of Directors.

     SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers, except as provided in Section 3 of this Article V, shall be appointed annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his successor shall have been chosen and shall qualify. Except as otherwise provided by law, any number of offices may be held by the same person.

     SECTION 3. OTHER OFFICERS. Other officers, including a president, one or more additional executive vice presidents, vice presidents, assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors or Executive Committee, which other officers shall have such powers and perform such duties as may be assigned to them by authority appointing them.

     SECTION 4. REMOVAL OF OFFICERS. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

     SECTION 5. RESIGNATION. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

     SECTION 6. FILLING OF VACANCIES. A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

     SECTION 7. COMPENSATION. The compensation of the officers shall be fixed by the Board of Directors, or by any Committee upon whom power in that regard may be conferred by the Board of Directors.

     SECTION 8. CHAIRMAN AND/OR VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman and/or Vice Chairman of the Board of Directors shall be a director and shall preside at all meetings of the Board of Directors at which he shall be present, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 9. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, when present, preside at all meetings of the stockholders. He shall have power to call special meetings of the stockholders or of the Board of Directors at any time. He shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of Chief Executive Officer.

     SECTION 10. VICE PRESIDENTS. The President, if any, or Vice Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the Chief Executive Officer or in his absence, or in case of his inability to perform his duties for any cause, perform the duties of the Chief Executive Officer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. The President, if any, and the Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among the Vice Presidents.

     SECTION 11. SECRETARY. The Secretary shall perform such duties as are usually incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these Bylaws.

     SECTION 12. TREASURER. The Treasurer shall perform such duties and have powers as are usually incident to the office of

Treasurer or may from time to time be assigned to him by the Board of Directors.

                                   ARTICLE VI.

                                  CAPITAL STOCK

     SECTION 1. ISSUANCE OF CERTIFICATES OF STOCK. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors.
They shall be numbered in the order of their issuance and shall be signed by (i) the Chairman of the Board of Directors, the Chief Executive Officer, the President, if any, or one of the Vice Presidents, and (ii) the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon; PROVIDED, HOWEVER, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such officers of the Corporation may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, have not ceased to be such officer or officers of the Corporation.

     SECTION 2. REGISTRATION AND TRANSFER OF SHARES. The name of each person owning one or more shares of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issuance of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

          The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

     SECTION 3. LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issuance of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

                                  ARTICLE VII.

                            DIVIDENDS, SURPLUS, ETC.

     SECTION 1. GENERAL DISCRETION OF DIRECTORS. The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of any dividends.

                                  ARTICLE VIII.

                            MISCELLANEOUS PROVISIONS

     SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December, or such other dates as may be determined by the Board of the Directors.

     SECTION 2. CORPORATE SEAL. The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 3. NOTICES. Except as otherwise expressly provided, any notice required by these Bylaws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or transmitted by facsimile, telegraph or cable the same to such person at such address; and such notice shall be deemed to be given at the time it is mailed, transmitted by facsimile, telegraphed or cabled.

     SECTION 4. WAIVER OF NOTICE. Any stockholder or director may at any time, by writing or by facsimile, telegraph or cable, waive any notice required to be given under these Bylaws, and if any stockholder or director shall be present at any meeting his presence shall constitute a waiver of such notice.

     SECTION 5. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

     SECTION 6. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the Chief Executive Officer may authorize for that purpose.

     SECTION 7. VOTING STOCK OF OTHER CORPORATIONS. Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chief Executive Officer or the Secretary shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the Chief Executive Officer or the Secretary or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which rights and powers the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

     SECTION 8. INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation at the request of the Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

     SECTION 9. INTERESTED DIRECTORS; QUORUM. No contract or transaction between the Corporation and one or more of its directors or officers of a corporation, partnership, association, or other organization or entity in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or Committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the Committee, and the Board of Directors or Committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterest directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a Committee which authorizes the contract or transaction.

                                   ARTICLE IX.

                                   AMENDMENTS

     SECTION 1. Amendments. The Board of Directors shall have the power to make, rescind, alter, amend and repeal these Bylaws, PROVIDED, HOWEVER, that the stockholders shall have power to rescind, alter, amend or repeal any bylaws made by the Board of Directors, and to enact bylaws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.

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